                                                                 Exhibit (99)(a)



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 11-K
                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934
    For the fiscal year ended December 31, 1994.
                                       or
[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934
    For the transition period from ____________ to ____________

    Commission file number 1-4278



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                            CAPITAL CITIES/ABC, INC.
                               77 West 66 Street
                            New York, New York 10023

                              S I G N A T U R E S



Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Capital Cities/ABC, Inc. Savings & Investment Plan



Date: March 17, 1995        __________________________________

                                David J. Vondrak, a member
                            of the Employee Benefits Committee

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                     YEARS ENDED DECEMBER 31, 1994 AND 1993

        (WITH REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS THEREON)

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN



                         Index to Financial Statements



Report of Ernst & Young LLP, Independent Auditors

Statements of Financial Condition as of
December 31, 1994 and 1993

Statements of Income and Changes in Plan Equity for the years ended December 31, 1994 and 1993

Notes to Financial Statements



Supplemental Schedules:
-----------------------

Item 27(a) - Assets Held for Investment

Single Transactions in Excess of 5% of the Current Value of Plan Assets

Series of Transactions in Excess of 5% of the Current Value of Plan Assets


Exhibit:
--------

Consent of Ernst & Young LLP



There were no party-in-interest transactions which are prohibited by ERISA section 406 and for which there is no statutory or administrative exemption.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



The Board of Directors
Capital Cities/ABC, Inc.


We have audited the accompanying statements of financial condition of the Capital Cities/ABC, Inc. Savings & Investment Plan (the Plan) as of December 31, 1994 and 1993, and the related statements of income and changes in plan equity for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1994 and 1993, and the results of its operations and changes in its plan equity for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1994 and reportable transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.



                                             ERNST & YOUNG LLP



New York, New York
March 17, 1995

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                       STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1994 AND 1993


ASSETS                                                1994          1993
------                                            ------------  ------------

Investments, at market:

  Fidelity Management Trust Company
    Common Trust Funds:

  Capital Cities/ABC, Inc. Common Stock Fund
    (cost of $178,911,112 and $138,594,027
    in 1994 and 1993, respectively)               $404,971,567  $279,231,572
  Fidelity Asset Manager (cost: $50,086,655)        47,562,305             -
  Fidelity Retirement Money Market Portfolio
    (cost: $37,572,634)                             37,572,634             -
  Fidelity Magellan Fund (cost: $31,687,157)        32,080,436
  Fidelity Growth & Income Portfolio
    (cost: $24,720,813)                             24,232,136
  Fidelity Institutional Short-Intermediate
    Government Portfolio (cost: $10,481,785)        10,331,956

  Equity Securities (cost: $37,050,924)                      -    42,377,131

  Other investments:
  Bankers Trust Pyramid Directed Account
    Cash Fund                                                -     3,797,926
  Funds on deposit with insurance companies                  -   113,629,385
                                                  ------------  ------------

        Total investments                          556,751,034   439,036,014
                                                  ------------  ------------

Participant loans                                   11,620,340     9,093,543
Interest and dividends receivable                            -       305,971
Due from Capital Cities/ABC, Inc.                    4,102,393     2,260,057
                                                  ------------  ------------

        TOTAL ASSETS                              $572,473,767  $450,695,585
                                                  ============  ============

LIABILITIES AND PLAN EQUITY
---------------------------

Due to terminated and withdrawing participants    $          -  $  4,983,927
Payables for purchases of investments                        -       458,865
Plan equity                                        572,473,767   445,252,793
                                                  ------------  ------------

        TOTAL LIABILITIES AND PLAN EQUITY         $572,473,767  $450,695,585
                                                  ============  ============




See accompanying notes to financial statements.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                            STATEMENTS OF INCOME AND
                             CHANGES IN PLAN EQUITY

                     YEARS ENDED DECEMBER 31, 1994 AND 1993



                                               1994          1993
                                           ------------  ------------

Dividend and interest income               $  6,770,557  $  8,682,497

Net gain on sales of investments             29,299,005    14,817,760

Net increase in unrealized appreciation
  of plan assets held at year end            77,327,126    45,286,295
                                           ------------  ------------

                                            113,396,688    68,786,552
                                           ------------  ------------

Contributions:
  Participants                               29,399,107    25,143,822
  Employer                                   11,889,585    11,198,503
                                           ------------  ------------
    Total contributions                      41,288,692    36,342,325
                                           ------------  ------------

Interest on participant loans                   568,154       565,127
                                           ------------  ------------

    Total                                   155,253,534   105,694,004
                                           ------------  ------------

Distributions to terminated and
  withdrawing participants                   27,907,619    34,531,592

Administrative expenses                         124,941       232,642
                                           ------------  ------------

        Change in plan equity               127,220,974    70,929,770
                                           ------------  ------------

Plan equity:
  Beginning of year                         445,252,793   374,323,023
                                           ------------  ------------

  END OF YEAR                              $572,473,767  $445,252,793
                                           ============  ============




See accompanying notes to financial statements.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993


(1)  Description of Plan
     -------------------

Capital Cities/ABC, Inc. Savings & Investment Plan (the "Plan") is an employee savings and investment plan for participating employees of American Broadcasting Companies, Inc. (ABC) (an indirect wholly owned subsidiary of Capital Cities/ABC) and those other subsidiaries and divisions of Capital Cities/ABC which were previously a part of, or affiliates of ABC. Individuals who became employees of the corporate and other broadcasting properties of Capital Cities/ABC subsequent to 1988 are eligible to participate in the Plan. In addition, approximately 5,000 employees of certain properties within Capital Cities/ABC's Publishing Group are eligible to participate in the Plan.

Under the Plan, eligible employees may authorize payroll deductions of either 1, 2, 3, 4 or 5% of their annual compensation to be invested in one or more of six funds. Such contributions may be in the form of regular after-tax contributions, or tax deferred contributions. Capital Cities/ABC will contribute an amount equal to 50% of such deductions, such amount to be invested in the fund consisting of Capital Cities/ABC, Inc. common stock. In addition, an employee may also authorize unmatched payroll deductions within specified limits to be invested in one or more of the funds described herein. Under the Employee Retirement Income Security Act of 1974 ("ERISA"), annual additions to a participant's account (consisting of combined employee and employer-matched contributions) cannot exceed the lesser of $30,000 or 25% of compensation, as defined. In 1994 and 1993, the IRS-imposed limitation on tax deferred contributions made by employees was $9,240 and $8,994, respectively. Participants are immediately vested with respect to their own contributions. Until December 31, 1994, participants with less than 5 years of service vest with respect to employer contributions over a three-year period, one-third each year. Effective January 1, 1995, matching employer contributions credited to participants' accounts will vest as follows: (a) 50% at the end of the Plan year for which the contributions were made; and (b) an additional 50% at the end of the Plan year immediately following the Plan year for which contributions were made. Upon death, permanent disability, retirement or termination of service after age 65, a participant's account is considered fully vested.

The Plan permits the Employee Benefits Committee to postpone distributions of a member's account in instances where a member's termination of services arises out of a change in ownership of stock or all or part of the assets of a member's employing unit and such member is reemployed by the acquiring entity, if such termination is not deemed a "separation from service" within the meaning of the applicable income tax rulings or regulations. In such instances the Employee Benefits Committee may postpone the distribution until such distribution may be accomplished without adverse income tax consequences to the member or to the Plan or may allow a transfer to another qualified plan or allow a permissible tax-free rollover.

Through May 31, 1994, Bankers Trust was the trustee of the Plan. Effective June 1, 1994, the Company entered into a new trust agreement with Fidelity Management Trust Company and its affiliates (collectively, "Fidelity" or the "Trustee") to serve as trustee, investment manager, and recordkeeper of the Plan and its related trust. In connection with such change in trustee, in June 1994, all investments held by Bankers Trust were transferred to and reinvested in the investment funds provided by Fidelity.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993


(1)  Description of Plan (Continued)
     -------------------

The above description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan provisions and investment options.

(2)  Summary of Significant Accounting Policies
     ------------------------------------------

Certain prior year amounts have been reclassified to conform with the current period's presentation.

The accompanying financial statements present plan equity and changes therein of the Plan on an accrual basis. Effective June 1, 1994, participants may contribute in any one or a combination of the following six investment options:

Capital Cities/ABC, Inc. Common Stock Fund - This fund consists of Capital Cities/ABC, Inc. common stock which is valued at current market value. The Fund's returns are governed by the performance of the Company's common stock.

Fidelity Asset Manager - This fund consists of a neutral mix of stocks, bonds and short-term investments of both U.S. and foreign corporations and governments.

Fidelity Retirement Money Market Portfolio - This fund invests in short-term money market instruments, such as bank certificates of deposit, issued by both U.S. and foreign banks, insurance companies and government agencies.

Fidelity Magellan Fund - This fund invests in stocks of both U.S. and foreign companies. These investments may be in large corporations as well as smaller, less well-known companies.

Fidelity Growth & Income Portfolio - This option invests in stocks, bonds and short-term investments of U.S. and foreign companies that offer growth potential while paying dividends.

Fidelity Institutional Short-Intermediate Government Portfolio - This option invests in government-issued investments maturing in a short to intermediate length of time, usually three to five years.

All investments in Fidelity mutual funds are valued at the last reported sales price on the last business day of the year.

Prior to June 1, 1994, participants contributed to any one or a combination of the following three funds:

Capital Cities/ABC, Inc. Common Stock Fund - This fund held all investments made in the common stock of the Company and was valued at current market value.

Diversified Equity Fund - This fund consisted of equity securities and convertible debentures of companies other than Capital Cities/ABC. The market value of the equity investments was based on year-end stock quotations from the New York Stock Exchange.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993


(2)  Summary of Significant Accounting Policies (Continued)
     ------------------------------------------

Fixed Interest Fund - This fund consisted of funds on deposit with insurance companies under contracts which provided a fixed annual rate of interest. The Fixed Interest Fund was valued at the contracts' carrying amounts.

Realized gains and losses on sales of securities are accounted for on a weighted average cost basis. Purchases and sales are recorded on a trade date basis. Dividend income is accrued on the ex-dividend date. Interest income is recorded on an accrual basis as earned.

Distributions to terminated and withdrawing participants are based upon the market value of units and/or shares credited to participants' accounts as of the effective date of withdrawal.

Employer contributions are reported net of forfeitures of $81,050 and $254,154 for 1994 and 1993, respectively.

Participant accounts are maintained on a unit basis as determined by the Trustee (See Administration of the Plan below). The per unit values for each investment
     --------------------------
fund were as follows:

                                                        December 31,
                                                         1994   1993
                                                        ------  -----
          Capital Cities/ABC, Inc. Common Stock Fund    $11.79      *
          Fidelity Asset Manager                         14.33  $   -
          Fidelity Retirement Money Market Portfolio      1.08      -
          Fidelity Magellan Fund                         68.16      -
          Fidelity Growth & Income Portfolio             21.47      -
          Fidelity Institutional Short-Intermediate
           Government Portfolio                           9.32      -
          Diversified Equity Fund                            -   7.20
          Fixed Interest Fund                                -   4.49

 * During 1993, the value of a participant's account was determined based upon the share value of the Capital Cities/ABC, Inc. Common Stock Fund. At December 31, 1993, there were 450,737 shares (prior to the Company's ten-for-one stock split in June 1994) of the Company's stock in the fund.

(3)  Administrative Expenses
     -----------------------

Effective June 1, 1994, brokerage commissions and stock transfer taxes in connection with the purchase and sale of securities are absorbed within the net asset value of each investment fund on each business day. All other costs and expenses incurred in connection with the administration of the Plan not paid by the Company will be charged to the participants' accounts.

Prior to June 1, 1994, costs incurred specifically by the Plan were paid directly from funds of the Plan.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(4)  Investments
     -----------

Participants direct their individual accounts to be invested among the six Fidelity funds offered by the Plan. Financial information relating to the Plan's equity and changes therein for the years ended December 31, 1994 and 1993 is as follows:


                   Combining Statement of Financial Condition
                   ------------------------------------------
                               December 31, 1994
                               -----------------


                                                                                    Retirement
                                                     Capital                           Money
                                        Total       Cities/ABC         Asset          Market
ASSETS                                  Funds       Stock Fund        Manager        Portfolio
------                               ------------  ------------     -----------     -----------

Investments                          $556,751,034  $404,971,567*    $47,562,305*    $37,572,634*

Participant loans                      11,620,340     7,390,980       1,091,400       2,884,268

Due from Capital Cities/ABC, Inc.       4,102,393     2,204,982         625,943         276,075
                                     ------------  ------------     -----------     -----------

    TOTAL ASSETS                     $572,473,767  $414,567,529     $49,279,648     $40,732,977
                                     ============  ============     ===========     ===========

PLAN EQUITY
-----------

Plan equity                          $572,473,767  $414,567,529     $49,279,648     $40,732,977
                                     ------------  ------------     -----------     -----------

    TOTAL PLAN EQUITY                $572,473,767  $414,567,529     $49,279,648     $40,732,977
                                     ============  ============     ===========     ===========

* Individual investment representing 5% or more of the Plan's net assets.


                                                        (Continued on next page)

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(4)  Investments (continued)
     -----------


                   Combining Statement of Financial Condition
                   ------------------------------------------
                               December 31, 1994
                               -----------------


                                                                  Institutional
                                                                      Short
                                                      Growth &    Intermediate
                                      Magellan         Income      Government
ASSETS                                  Fund          Portfolio     Portfolio
------                               -----------     -----------  -------------

Investments                          $32,080,436*    $24,232,136    $10,331,956

Participant loans                        126,694          76,904         50,094

Due from Capital Cities/ABC, Inc.        528,213         361,813        105,367
                                     -----------     -----------  -------------

    TOTAL ASSETS                     $32,735,343     $24,670,853    $10,487,417
                                     ===========     ===========  =============

PLAN EQUITY
-----------

Plan equity                          $32,735,343     $24,670,853    $10,487,417
                                     -----------     -----------  -------------

    TOTAL PLAN EQUITY                $32,735,343     $24,670,853    $10,487,417
                                     ===========     ===========  =============

* Individual investment representing 5% or more of the Plan's net assets.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(4)  Investments (continued)
     -----------


           Combining Statements of Income and Changes in Plan Equity
           ---------------------------------------------------------
                               December 31, 1994
                               -----------------


                                                                              Capital
                                              Diversified       Fixed        Cities/ABC
                                  Total         Equity         Interest        Common        Asset
                                  Funds          Fund            Fund        Stock Fund     Manager
                               ------------  -------------  --------------  ------------  ------------

Dividend and interest
  income                       $  6,770,557  $    409,435   $   1,902,585   $    168,533  $ 1,437,907

Net gain on sales of
  investments                    29,299,005     4,375,662               -     25,120,252     (206,940)

Net increase(decrease)in
  unrealized appreciation
  of plan assets held
  at year end                    77,327,126    (5,326,207)              -     85,422,910   (2,524,350)
                               ------------  ------------   -------------   ------------  -----------
                                113,396,688      (541,110)      1,902,585    110,711,695   (1,293,383)
                               ------------  ------------   -------------   ------------  -----------

Contributions:
  Participants                   29,399,107     2,769,580       4,946,044     10,679,071    3,612,930
  Employer                       11,889,585             -               -     11,889,585            -
                               ------------  ------------   -------------   ------------  -----------
    Total contributions          41,288,692     2,769,580       4,946,044     22,568,656    3,612,930
                               ------------  ------------   -------------   ------------  -----------

Interest on participant
  loans                             568,154        22,112          57,491        322,777       55,836
Participant net transfers                 -      (582,065)    (10,369,778)    18,371,930   (1,352,300)
Liquidations/transfers
  to new funds                            -   (49,137,149)   (108,226,812)             -   49,137,149
                               ------------  ------------   -------------   ------------  -----------
    Total                       155,253,534   (47,468,632)   (111,690,470)   151,975,058   50,160,232
                               ------------  ------------   -------------   ------------  -----------

Distributions to terminated
  and withdrawing
  participants                   27,907,619     1,227,331       4,409,943     17,784,981      863,386
Administrative expenses             124,941        64,023              64         14,878       17,198
                               ------------  ------------   -------------   ------------  -----------

    Change in plan equity       127,220,974   (48,759,986)   (116,100,477)   134,175,199   49,279,648
                               ------------  ------------   -------------   ------------  -----------

Plan equity:
  Beginning of year             445,252,793    48,759,986     116,100,477    280,392,330            -
                               ------------  ------------   -------------   ------------  -----------

  End of year                  $572,473,767  $          -   $           -   $414,567,529  $49,279,648
                               ============  ============   =============   ============  ===========



                                                        (Continued on next page)

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(4)  Investments (continued)
     -----------


           Combining Statements of Income and Changes in Plan Equity
           ---------------------------------------------------------
                               December 31, 1994
                               -----------------


                                                                         Institutional
                                Retirement                                   Short
                                   Money                     Growth &     Intermediate
                                  Market       Magellan       Income       Government
                                 Portfolio       Fund       Portfolio      Portfolio
                               -------------  -----------  ------------  --------------

Dividend and interest
  income                       $  2,092,691   $    19,213  $   556,005     $   184,188

Net gain on sales of
  investments                             -        20,869       (1,263)         (9,575)

Net increase (decrease) in
  unrealized appreciation
  of plan assets held at
  year end                                -       393,279     (488,677)       (149,829)
                               ------------   -----------  -----------     -----------
                                  2,092,691       433,361       66,065          24,784
                               ------------   -----------  -----------     -----------

Contributions:
  Participants                    1,371,395     3,210,364    2,153,553         656,170
  Employer                                -             -            -               -
                               ------------   -----------  -----------     -----------
    Total contributions           1,371,395     3,210,364    2,153,553         656,170
                               ------------   -----------  -----------     -----------

Interest on participant
  loans                              31,057        45,331       26,079           7,471
Participant net transfers       (68,522,576)   29,319,384   22,683,504      10,451,901
Liquidations/transfers
  to new funds                  108,226,812             -            -               -
                               ------------   -----------  -----------     -----------
   Total                         43,199,379    33,008,440   24,929,201      11,140,326
                               ------------   -----------  -----------     -----------

Distributions to terminated
  and withdrawing
  participants                    2,450,487       269,544      254,039         647,908
Administrative expenses              15,915         3,553        4,309           5,001
                               ------------   -----------  -----------     -----------

    Change in plan equity        40,732,977    32,735,343   24,670,853      10,487,417
                               ------------   -----------  -----------     -----------

Plan equity:
  Beginning of year                       -             -            -               -
                               ------------   -----------  -----------     -----------

  End of year                  $ 40,732,977   $32,735,343  $24,670,853     $10,487,417
                               ============   ===========  ===========     ===========


               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(4)  Investments (continued)
     -----------


                   Combining Statement of Financial Condition
                   ------------------------------------------
                               December 31, 1993
                               -----------------


                                                   Capital Cities/
                                                      ABC, Inc.      Diversified     Fixed
                                                     Common Stock      Equity       Interest
ASSETS                               Total Funds         Fund           Fund          Fund
------                               ------------  ----------------  -----------  ------------

Investments, at market

Equity Securities:
Capital Cities/ABC, Inc.
  common stock                       $279,231,572     $279,231,572*  $         -  $          -
Other                                  42,377,131                -    42,377,131             -
                                     ------------     ------------   -----------  ------------

     Total equity securities          321,608,703      279,231,572    42,377,131             -
                                     ------------     ------------   -----------  ------------

Other investments:
Bankers Trust Pyramid Directed
 Account Cash Fund                      3,797,926           53,311     3,720,113        24,502
Funds on deposit with
  insurance companies                 113,629,385                -             -   113,629,385*
                                     ------------     ------------   -----------  ------------
     Total other investments          117,427,311           53,311     3,720,113   113,653,887
                                     ------------     ------------   -----------  ------------
     Total investments                439,036,014      279,284,883    46,097,244   113,653,887
                                     ------------     ------------   -----------  ------------

Participant loans                       9,093,543        5,649,738       867,763     2,576,042
Interest and dividends
  receivable                              305,971           26,968        74,649       204,354
Due from Capital Cities/
  ABC, Inc.                             2,260,057       (1,777,944)    2,382,983     1,655,018
                                     ------------     ------------   -----------  ------------

     TOTAL ASSETS                    $450,695,585     $283,183,645   $49,422,639  $118,089,301
                                     ============     ============   ===========  ============

LIABILITIES AND PLAN EQUITY
---------------------------

Due to terminated and withdrawing
 participants                        $  4,983,927     $  2,791,315   $   203,788  $  1,988,824
Payables for purchases of
 investments                              458,865                -       458,865             -
Plan equity                           445,252,793      280,392,330    48,759,986   116,100,477
                                     ------------     ------------   -----------  ------------

     TOTAL LIABILITIES
     AND PLAN EQUITY                 $450,695,585     $283,183,645   $49,422,639  $118,089,301
                                     ============     ============   ===========  ============


* Individual investment representing 5% or more of the Plan's net assets.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(4)  Investments (continued)
     -----------


            Combining Statement of Income and Changes in Plan Equity
            --------------------------------------------------------
                               December 31, 1993
                               -----------------


                                                Capital Cities/
                                                    ABC, Inc.    Diversified     Fixed
                                                  Common Stock     Equity       Interest
                                  Total Funds         Fund          Fund          Fund
                                  ------------  ---------------    -----------  ------------

Dividend and interest income      $  8,682,497   $    127,550    $   886,313  $  7,668,634

Net gain on sales of
  investments                       14,817,760      5,331,485      2,988,256     6,498,019

Net increase in unrealized
  appreciation of plan assets
  held at year end                  45,286,295     45,232,085         54,210             -
                                  ------------   ------------    -----------  ------------
                                    68,786,552     50,691,120      3,928,779    14,166,653
                                  ------------   ------------    -----------  ------------
Contributions:
  Participants                      25,143,822      5,716,341      7,541,631    11,885,850
  Employer                          11,198,503     11,198,503              -             -
                                  ------------   ------------    -----------  ------------
    Total contributions             36,342,325     16,914,844      7,541,631    11,885,850
                                  ------------   ------------    -----------  ------------

Interest on participant loans          565,127        363,265         56,512       145,350
Participant transfers                        -     (3,651,421)     1,588,091     2,063,330
                                  ------------   ------------    -----------  ------------
   Total                           105,694,004     64,317,808     13,115,013    28,261,183
                                  ------------   ------------    -----------  ------------

Distributions to terminated
  and withdrawing participants      34,531,592     19,296,055      3,654,193    11,581,344

Administrative expenses                232,642              -        232,642             -
                                  ------------   ------------    -----------  ------------

    Change in plan equity           70,929,770     45,021,753      9,228,178    16,679,839
                                  ------------   ------------    -----------  ------------

Plan equity:
  Beginning of year                374,323,023    235,370,577     39,531,808    99,420,638
                                  ------------   ------------    -----------  ------------

  End of year                     $445,252,793   $280,392,330    $48,759,986  $116,100,477
                                  ============   ============    ===========  ============


               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993



(5)  Termination of the Plan
     -----------------------

Although Capital Cities/ABC has not expressed any intent to terminate the Plan, it may be terminated at any time by action of its Board of Directors, subject to the provisions of ERISA. In the event of termination, the amounts credited to the participants' accounts become fully vested and the Trustee is required to distribute such amounts to participants or continue the trust fund and pay benefits therefrom in accordance with the provisions of the Plan.

(6)  Income Tax Status
     -----------------

The Internal Revenue Service ("IRS") advised Capital Cities/ABC on March 24, 1989 that the Plan is qualified under Section 401(a) of the Internal Revenue Code ("IRC"), and therefore, its related trust is exempt from Federal income taxes under the provisions of Section 501(a) of the IRC. In 1994, the Plan was submitted to the IRS for a new determination which would apply to the amended Plan's continued qualified status under Section 401(a) of the IRC. The Plan has been amended to comply with certain legislative and regulatory changes.

Participants are not subject to Federal income tax on employer contributions made to their accounts under the Plan, or on the earnings in their accounts, until amounts in their accounts are withdrawn or distributed.

                             SUPPLEMENTAL SCHEDULES

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                    ITEM 27(A) - ASSETS HELD FOR INVESTMENT

                               DECEMBER 31, 1994


                                         NUMBER                     MARKET
                                        OF UNITS       COST         VALUE
                                       ----------  ------------  ------------
Fidelity Management Trust Company Funds:

  Capital Cities/ABC, Inc. Common
    Stock Fund                         35,153,782  $178,911,112  $404,971,567

  Asset Manager                         3,439,068    50,086,655    47,562,305

  Retirement Money Market Portfolio    37,572,634    37,572,634    37,572,634

  Magellan Fund                           480,246    31,687,157    32,080,436

  Growth & Income Portfolio             1,148,987    24,720,813    24,232,136

  Institutional Short-Intermediate
    Government Portfolio                1,125,485    10,481,785    10,331,956
                                                   ------------  ------------

                                                   $333,460,156  $556,751,034
                                                   ============  ============


               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

    SINGLE TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                          YEAR ENDED DECEMBER 31, 1994


                                              Cost of                   Cost of
                                            Investment    Proceeds    Investment   Gain/
Shares         Description of Investment     Purchased    from Sale    Disposed    (Loss)
------        ----------------------------  -----------  -----------  -----------  ------

67,517,464    AETNA Life Group Annuity      $         -  $67,517,464  $67,517,464  $    -
              Contract (2.91%)

42,498,121    Bankers Trust Pyramid          42,498,121            -            -       -
              Directed Account Cash Fund

49,047,823    Bankers Trust Pyramid                   -   49,047,823   49,047,823       -
              Directed Account Cash Fund

36,208,300    Metropolitan Life Group                 -   36,208,300   36,208,300       -
              Annuity Contract (6.31%)

39,084,310    Metropolitan Life Group                 -   39,084,310   39,084,310       -
              Annuity Contract (6.44%)

39,084,310    Metropolitan Life Group        39,084,310            -            -      -
              Annuity Contract (6.31%)

There were no category (ii) or (iv) reportable transactions during 1994.

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

   SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                          YEAR ENDED DECEMBER 31, 1994


                                                      Total
                                       Type of      Number of     Purchase
Description of Investments           Transaction  Transactions      Price
--------------------------           -----------  ------------  ------------

Bankers Trust Pyramid Directed       Purchases             128  $ 81,692,040
Account Cash Fund                    Sales                  73             -

Aetna Life Group Annuity             Purchases               -             -
Contract (2.91%)                     Sales                   8             -

Metropolitan Life Group              Purchases               -             -
Annuity Contract (6.44%)             Sales                   1             -

Metropolitan Life Group              Purchases               7    40,061,700
Annuity Contract (6.31%)             Sales                   7             -

Capital Cities/ABC, Inc.             Purchases              74   194,207,149
Common Stock Fund                    Sales                  67             -

Asset Manager                        Purchases              71    77,046,581
                                     Sales                  65             -

Retirement Money Market Portfolio    Purchases              81   114,856,427
                                     Sales                  72             -

Magellan Fund                        Purchases              61    33,880,147
                                     Sales                  58             -

Growth & Income Portfolio            Purchases              60    26,176,961
                                     Sales                  57             -



There were no category (ii) or (iv) reportable transactions during 1994.



                                                        (Continued on next page)

               CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

   SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                          YEAR ENDED DECEMBER 31, 1994


                                                     Cost
                                     Redemption   Investments    Realized
Description of Investments              Price        Sold      Gain/(Loss)
-----------------------------------  -----------  -----------  ------------

Bankers Trust Pyramid Directed       $         -  $         -  $         -
Account Cash Fund                     85,489,927   85,489,927            -

Aetna Life Group Annuity                       -            -            -
Contract (2.91%)                      75,626,288   75,626,288            -

Metropolitan Life Group                        -            -            -
Annuity Contract (6.44%)              39,084,310   39,084,310            -

Metropolitan Life Group                        -            -            -
Annuity Contract (6.31%)              40,061,700   40,061,700            -

Capital Cities/ABC, Inc.                       -            -            -
Common Stock Fund                     32,029,546   15,659,184   16,370,362

Asset Manager                                  -            -            -
                                      26,702,780   26,992,831     (290,051)

Retirement Money Market Portfolio              -            -            -
                                      77,210,423   77,210,423            -

Magellan Fund                                  -            -            -
                                       2,213,832    2,193,955       19,877

Growth & Income Portfolio                      -            -            -
                                       1,454,858    1,458,746       (3,888)



There were no category (ii) or (iv) reportable transactions during 1994.

                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-2196) pertaining to the Capital Cities/ABC, Inc. Savings & Investment Plan and in the related Prospectus of our report dated March 17, 1995, with respect to the financial statements and schedules of the Capital Cities/ABC, Inc. Savings & Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                                         ERNST & YOUNG LLP



New York, New York
March 17, 1995